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                         DELOITTE & TOUCHE LLP
                           Two Jericho Plaza
                     Jericho, New York   11753-1683




March 31, 1995


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D. C.  20549

Dear Sirs/ Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Aeroflex Incorporated dated March 29, 1995.

Very truly yours,

/s/ Deloitte & Touche LLP